JBT Marel Corporation 70 West Madison Street, Suite 4400, Chicago, IL, 60602 P +1 312 861 5900 F +1 312 861 5897 Exhibit 10.5 August 8, 2025 Arni Sigurdsson […] Dear Arni, I am pleased to provide you with this letter confirming your appointment in the role of President of JBT Marel based in the Corporate Headquarters in Chicago, IL. In this role you will continue reporting to me. Your tentative start date will be August 4, 2025. The elements of your compensation are itemized below. Annual Salary $800,000 Target Cash Bonus 75% Target Total Cash $1,400,000 Annual Long-Term Incentive $1,000,000 Change in Control Agreement & Executive Severance Plan Attached Annual Financial Planning Benefit $20,000 Annual Executive Physical Benefit $5,000 Parking On-Site Effective Date August 4, 2025 Your annual base salary will be $800,000, paid on a biweekly basis. You will be eligible for the annual merit increase cycle in April 2026. BENEFITS: JBT Marel Benefits Plan includes:  Competitive medical, dental, vision, life, and disability plans.  A total company matching contribution of 6.5% on your 6% contribution into our 401(k).  6 weeks’ vacation per year, earned at a rate of 1/12 of the annual allotment each month, or as otherwise agreed to. Please see attached JBT Benefit Summary and feel free to contact us at (844) 528-2363 with any questions regarding JBT employee benefits. ANNUAL CASH BONUS: You will continue to be eligible to participate in the JBT Marel Management Incentive Plan (MIP). Your JBT Marel Management Incentive Plan (MIP) bonus target payout will be 75% of your base salary. This cash incentive bonus is based on both business performance incentives (BPI) and Personal Performance Indicators (PPI). The BPI measures the Company’s actual financial performance on performance objectives established annually by the Compensation Committee of the Board and is weighted (75%). Payouts can range from 0.0 to 2.0 times target. The PPI measures your individual performance to objectives and is weighted (25%). Payouts can range from 0.0 to 2.0 times target. JBT Marel Corporation 70 West Madison Street, Suite 4400, Chicago, IL, 60602 P +1 312 861 5900 F +1 312 861 5897 LONG-TERM INCENTIVE: You will continue to be eligible to participate in the JBT Marel Corporation Long Term Incentive Plan (LTIP) which provides periodic equity awards at the discretion of the Board of Directors. Equity awards are determined annually by the Compensation and Human Resources Committee of the Board of Directors. Your annual award in 2025 had a grant date value of $1,000,000. LTIP awards are comprised of two components; 40% of the award consists of time-based restricted stock units (RSUs) and 60% consists of performance-based restricted stock units (PSUs). Performance payouts can range from 0 to 200%. Financial performance objectives for the LTIP are also established annually by the Compensation Committee. SEVERANCE AGREEMENT: As an executive officer, you will be eligible to enter into an Executive Severance Agreement (the “Change in Control Agreement”) that extends benefits in the event JBT undergoes a qualified change in control action. The form of Change in Control Agreement you will execute upon starting with JBT Marel is attached as Exhibit A. You will also be eligible to participate in JBT’s Executive Severance Pay Plan (the “Severance Plan”) which includes 15 months of base salary, target bonus and compensation for costs associated with continuation of medical and dental benefits under COBRA, vacation pay, outplacement assistance and other benefits in connection with an involuntary termination. The plan agreement is attached as Exhibit B. OTHER BENEFITS: As an executive officer, JBT Marel provides an annual benefit of $20,000 to be used for financial planning and/or tax assistance. In addition, parking in the building garage will be provided. Finally, you will be eligible for an annual executive physical with an annual value of up to $5,000. RELOCATION & IMMIGRATION ASSISTANCE: You will be eligible for relocation assistance. JBT Marel Corporation will also pay for and sponsor the required work authorizations. TERMS & CONDITIONS OF EMPLOYMENT: The terms and conditions outlined in Attachment B. the Sign-On Incentive Memo dated January 3, 2025, will continue to apply. TERMINATION: Relocating an employee to another country requires a substantial investment by the company. Therefore, JBT Marel Corporation employees who accept and receive company-paid relocation benefits are typically expected to remain employed by JBT Marel for a minimum of 1 (one) year, however an exception is being made. If you voluntarily terminate your employment with JBT Marel within 6 months of your start date the full amount of the relocation costs, including immigration costs and any lump-sum payments, must be reimbursed to JBT Marel within 60 days of the date of termination. In the event of termination through no fault of your own, JBT Marel will pay the amount equal to the remaining months of a 12-month housing lease should the termination occur within the first year after JBT Marel Corporation 70 West Madison Street, Suite 4400, Chicago, IL, 60602 P +1 312 861 5900 F +1 312 861 5897 relocation. Should the involuntary termination occur within the second year of being relocated, JBT Marel will pay the amount equal to the remaining months of the housing lease. The second-year housing lease must be approved by the CEO prior to signing the lease for year two. In the event of termination through no fault of your own, if you are still on a Visa, you will have 90 days to obtain other employment. If, after 90 days of the termination date, you have not obtained other employment, you will be eligible for relocation assistance to relocate to Iceland. AT-WILL EMPLOYMENT: By signing this letter below, you understand and agree that your employment with the Company is at-will, that your employment is not for any specified duration and that it may be terminated by you or the Company, at any time, with or without cause and with or without notice. The preceding sentence supersedes any prior representations or agreements concerning your employment by the Company, written or oral. You understand and agree that no manager or other employee of the Company has the authority to alter the at-will nature of your employment, except the President of the Company, who can only do so if in writing. JBT Marel offers a challenging environment with many opportunities for growth and development. I believe that this opportunity will enable you to meet your career goals, as well as significantly contribute to JBT Marel’s strategy and objectives. If you have any questions concerning this offer, please reach out to Shelley Bridarolli or Chontae Sylvertooth. Sincerely, /s/ Brian Deck Brian Deck CEO Please confirm your acceptance of this offer by signing and returning this letter by August 11, 2025. I accept the terms of the above offer: Arni Sigurdsson _________________________________________________________________ Name /s/ Arni Sigurdsson 8/8/25 _________________________________________________________________ Signature Date